EXHIBIT 99

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

In re:

NEXIQ TECHNOLOGIES, INC.,
a New Hampshire corporation

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WPI MICRO PROCESSOR SYSTEMS, INC.,
a New Hampshire corporation

____________________________________________/

DIVERSIFIED SOFTWARE INDUSTRIES, INC.
An Iowa corporation

Debtors.

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Case No. 02-63996 Hon. Walter Shapero Chapter 11 Case No. 02-63994 Hon. Walter Shapero Chapter 11 Case No. 02-63998 Hon. Walter Shapero Chapter 11

ORDER ESTABLISHING UNIFORM BIDDING
PROCEDURES AND APPROVING THE FORM AND MANNER OF
NOTICE FOR THE SALE OF SUBSTANTIALLY ALL ASSETS OF INDIVIDUAL
DEBTORS FREE AND CLEAR OF LIENS, ENCUMBRANCES, AND INTERESTS

UPON CONSIDERATION OF the Motion For Order Establishing Uniform Bidding Procedures And Approving The Form And Manner Of Notice For The Sale Of Substantially All Assets Of Individual Debtors Free And Clear Of Liens, Encumbrances, And Interests (the "Motion") filed by NEXIQ Technologies, Inc. and its affiliated debtors and debtors in possession (collectively, the "Debtors") in the above-captioned jointly administered Chapter 11 cases; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. sections 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. section 157(b)(2), and (c) notice of the Motion was sufficient under the circumstances; and the Court having determined that the legal and factual bases set forth in the Motion thereon establish good cause for the relief granted herein;

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1.      The Motion is GRANTED.  All terms not otherwise defined herein shall respectively have the meanings set forth in the Motion.

2.      The following procedures shall govern the sale of each Asset Group (as defined in the Motion):

(A) General Procedures.  Upon selecting a party or parties that the Debtors, after consultation with the Secured Creditors, believe is reasonably likely to provide the higher and/or best offer for any one or more Asset Group (any such party, a "Stalking Horse") and negotiating an asset purchase agreement, or if after consultation with the Secured Creditors, the Debtors elect to conduct an auction without a Stalking Horse, the Debtors shall file a motion for approval of the sale to the Stalking Horse or a motion to sell an Asset Group at an auction without a Stalking Horse (a "Sale Motion") and a proposed form of order approving the sale (a "Sale Order"), and concurrently therewith schedule a date for an auction (the "Auction Date") and a hearing on approval of the Sale Motion (the "Hearing Date") no fewer than 10 days after the filing of the Sale Motion (unless an appropriate request to shorten time is filed and granted). The Sale Motion shall contain, as an exhibit (which may be later supplemented or amended), a copy of an executed agreement of sale or form of agreement of sale if the Debtors elect to proceed without a Stalking Horse (the "Sale Agreement").If no Sale Agreement has been executed at the time the Sale Motion is filed, and the Debtors have elected to proceed with a Stalking Horse, the Debtors shall attach a draft of the Sale Agreement that the Debtors reasonably believe will form the basis for a final agreement as an exhibit to the Sale Motion and substitute the fully executed version no later than 5 calendar days prior to the Auction Date. Notice of the Sale Motion shall be shortened and limited as follows: Notice of the Sale Motion shall be deemed complete if copies have been mailed to counsel for any Committee and, if no Committee is appointed, to the Debtors' 20 largest unsecured creditors, counsel for each of Fleet National Bank, as Agent and Sunrise Capital Partners, LP (collectively, the "Secured Creditors"), the Office of the United States Trustee, all parties known to have asserted liens on assets included in the Asset Group, all parties whose unexpired leases and/or executory contracts the Debtors have proposed to assume, assign, and transfer pursuant to the Sale Motion, all governmental agencies entitled to notice of the Sale Motion, and all parties that have requested notice in these cases. Unless otherwise waived by the Debtors and the Secured Creditors, the first business day prior to the Auction Date at 4:00 p.m. EST shall be the "Qualification Deadline."

(B)  Due Diligence. Upon request by a prospective offeror to the Debtors, the Debtors shall, upon a determination by the Debtors' sole discretion, after consultations with the Secured Creditors that such offeror's interest in the Asset Group is bona fide and not for any improper purpose, and subject to such appropriate provisions for confidentiality as the Debtors deem appropriate, provide such offeror with access to relevant business and financial information reasonably necessary to enable such person to evaluate the Asset Group for the purpose of submitting a bid.

(C)   Requirements for Auction Notice.  Promptly after the filing of a Sale Motion, but in no event less than 5 calendar days before the auction (unless otherwise ordered by the Court), the Debtors shall cause a notice of these Bidding Procedures, substantially in the form of Exhibit A hereto (the "Auction Notice"), to be sent to those persons who have contacted or have been contacted by the Debtors with respect to a potential purchase of the Asset Group, as well as all other entities that the Debtors believe, in their business judgment, after consultation with the Secured Creditors, may have an interest in acquiring the Asset Group. In addition, any investment bankers, brokers, and any other professionals retained by the Debtors to locate potential buyers or investors in connection with the sale shall use their best efforts to locate potential buyers of the Asset Group and furnish them with the Auction Notice.The Debtors may publish the material terms of the Auction Notice using any media source(s) to the extent that, in the exercise of their business judgment, after consultation with the Secured Creditors, they believe that such publication would facilitate competitive bidding and realize an increase in the net value of the Asset Group. The Notice shall meet the following requirements:

(1)  The Notice shall set forth the Auction Date and other pertinent information pertaining to the auction, the Qualification Deadline, and the Hearing Date, as well as a broad description of the Asset Group.

(2)  The Notice also shall enclose, or offer to provide, a copy of the Sale Agreement, subject to such appropriate provisions for confidentiality as the Debtors deem appropriate.

(3)  The Debtors may, after consultation with their advisors, any Committee, the Secured Creditors, and the United States Trustee require that any Qualified Bid (as defined below) provide for a minimum aggregate consideration to be received by the Debtors over and above the consideration, regardless of form, to be received pursuant to the Sale Agreement (the "Minimum Overbid Amount"). The Minimum Overbid Amount must be an amount which, in the Debtors' business judgment, after consultation with the Secured Creditors, sufficiently assures the Debtors' realization of value of a higher bid without chilling the bidding process. Such Minimum Overbid Amount, if any, shall be stated in the Notice.

(4)  At the auction, the Debtors may, after consultation with their advisors, any Committee, the Secured Creditors, and the United States Trustee require that any Qualified Bid (as defined below) exceed a previously asserted Qualified Bid by a certain minimum increment of aggregate net consideration, regardless of form, to the Debtors' estates (a "Bid Increment"). A Bid Increment must be an increment which, in the Debtors' business judgment, after consultation with the Secured Creditors, sufficiently reduces administrative expense to the Debtors in the auction process without chilling the bidding process. Such Bid Increment, if any, shall be stated in the Notice.

(5) The Debtors, after consultation with the Secured Creditors, reserve the right to adjourn the auction from time to time by announcement at the auction and to adjourn the hearing date on any Sale Motion to a date and time convenient to the Court.

(D)  Definition of Qualified Bidder.  Unless otherwise ordered by the Bankruptcy Court for cause shown, a potential bidder, regardless of whether a Stalking Horse has been selected or whether the Debtors are conducting an auction without a Stalking Horse, shall become a "Qualified Bidder" only if the following occurs:

(1)  The potential bidder must deliver to the Debtors on or prior to the Qualification Deadline:

(i)   An executed confidentiality agreement in form and substance satisfactory to the Debtors after consultation with the Secured Creditors;

(ii)  Financial disclosures and other information acceptable to the Debtors and their financial advisors after consultation with the Secured Creditors, to demonstrate such potential bidder's financial and other abilities to consummate a sale with respect to any expected bid;

(iii)  A fully executed agreement (which may be in the form of a letter) that any Qualified Bid (as defined below, and any bid made subsequently thereto) made by such potential bidder with respect to the Asset Group shall be irrevocable until a sale of the Asset Group is fully consummated by the Debtors regardless of whether the sale occurs to the potential bidder or another party (but in no event later than thirty (30) days after the Sale Hearing without the consent of both parties);

(iv) A Qualified Bid (as defined below), in writing and signed by the potential bidder and any other persons against whom the potential bidder intends that the bid can be enforced, including but not limited to guarantors (an "Initial Qualified Bid"), must be delivered to counsel for the Debtors addressed to the person stated in the Notice at the address stated in the Notice, not later than the date and time of the Qualification Deadline, with copies of the same being furnished at the same time to counsel for the Committee, counsel for the Secured Creditors, and such other persons as appear on the Notice. The Debtors may waive the Qualification Deadline with respect to particular potential bidders if, in their sole discretion, such waiver would be in the best interests of their estates; and

(v)  A certified check or wired funds in the same proportion to the total purchase price under the Initial Qualified Bid as the proportion of any earnest money deposit or similar deposit to the total purchase price required to be paid to the Debtors by the Stalking Horse in the Sale Agreement, but in no event less than the actual deposit required to be paid by the Stalking Horse under the Sale Agreement. If the Stalking Horse is not required to make a deposit under the Sale Agreement or is required to make a deposit in an amount less than 5% of the purchase price proposed under the Sale Agreement of if the Debtors have elected to proceed without a Stalking Horse, then notwithstanding the foregoing, a deposit of 5% of the purchase price proposed in the Qualified Bid shall be required as a deposit to be furnished in connection with a Qualified Bid.

(2)  The Debtors, after consultation with their advisors, any Committee, and the Secured Creditors, determine that it is reasonably likely (based on availability of financing, experience and other considerations) that the potential bidder would be fully able to consummate a purchase of the Asset Group if selected as the successful bidder.

Notwithstanding anything herein to the contrary, the Stalking Horse shall be deemed a Qualified Bidder.

(E)  Definition of Qualified Bid. Unless otherwise ordered by the Bankruptcy Court for cause shown, a bid shall become a "Qualified Bid" only if the following occurs:

(1) The bid must be made by a Qualified Bidder.

(2)  The bid must be substantially in the form of the Sale Agreement substituting the Qualified Bidder for the Stalking Horse as applicable, except that (i) the consideration to be provided to the Debtors thereunder in the form of cash, cash equivalents, debt, or equity may be higher than the consideration, regardless of form, to be received by the Debtors under the Sale Agreement; and (ii) an agreement to provide consulting or similar services, a covenant not to compete, an employment agreement, a timing contingency specific to the Stalking Horse, the personal guaranty of the Stalking Horse or an insider of the Stalking Horse, and/or a similar agreement specific to the Stalking Horse may be replaced by the Qualified Bidder with a comparable agreement, covenant, contingency, or guaranty of an insider of the Qualified Bidder as applicable.

(3)  The minimum aggregate consideration to be received by the Debtors in the bid shall equal or exceed any Minimum Overbid Amount stated in the Notice.

(4)  The bid shall contain no material additional contingencies or material requirements binding the Debtors, including but not limited to financing contingencies or contingencies relating to the outcome of due diligence.

Provided that it otherwise meets the applicable requirements, the Sale Agreement shall constitute a Qualified Bid.

(F)  Conduct of Auction.

(1)  Prior to the Auction, the Debtors shall evaluate, after consultation with the Secured Creditors, any Qualified Bids submitted in accordance with these procedures and shall select the offer, if any, that they determine in their business judgment, after consultation with the Secured Creditors, exercised in consultation with any Committee and the Secured Creditors, is the higher and/or best offer for the Asset Group (the "Initial Accepted Offer").

(2)  If there is at least one Qualified Bid other than the Initial Accepted Offer, the Debtors may conduct, after consultation with the Secured Creditors, an auction (the "Auction") to determine whether the Initial Accepted Offer or a higher and better offer will be presented to the Court for approval pursuant to the Sale Hearing. The Auction shall take place on the Auction Date at the time and place specified in the Notice. Only Qualified Bidders shall be eligible to participate in the Auction. The Debtors, after consultation with the Secured Creditors, reserve the right to adjourn the Auction from time to time by announcement at the auction and to adjourn the hearing date on any Sale Motion to a date and time convenient to the Court.

(3)   At the Auction, the Debtors shall receive Qualified Bids identical to the Initial Accepted Offer but reflecting an increase in the consideration, regardless of form, to be received by the Debtors, subject to any Bid Increment established in connection with these procedures. If, at the Auction, the Debtors determine in their business judgment after consultation with the Secured Creditors, that the Bid Increment does not facilitate bidding or does not reduce the administrative costs associated with the Auction process, the Debtors may, after consultation with counsel for any Committee and the Secured Creditors, establish a new Bid Increment or determine that a preexisting Bid Increment no longer applies. Qualified Bidders may submit as many Qualified Bids as they desire, but no Qualified Bids may be revoked once submitted, except as otherwise provided herein.

(4)  The Debtors or their advisors may conduct the Auction without the assistance of a separately retained auctioneer. The Auction may be continued from day to day as determined by the Debtors. The Auction shall be conducted by the Debtors in consultation with the Secured Creditors, in a manner calculated to achieve the higher and/or best offer for the Asset Group.

(5)  Upon conclusion of the Auction or, if the Debtors determine not to hold an Auction, then promptly following the Qualification Deadline, the Debtors in consultation with the Secured Creditors, shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale of the Asset Group, including those factors affecting the speed and certainty of consummating the transaction and the reasonable value of any non-cash consideration. In the event the Debtors, after consultation with any Committee and the Secured Creditors, determine that one of the Qualified Bids received represents (i) fair consideration, and (ii) the highest or otherwise best offer for the Asset Group, the Debtors shall present that Qualified Bid (the "Successful Bid") to the Bankruptcy Court for approval at the Sale Hearing, substituting (if necessary) the Qualified Bid for the Sale Agreement as an exhibit to the Sale Motion, and seeking authority to consummate a sale transaction with the party asserting such Successful Bid (the "Successful Bidder").

(6)  The acceptance of a Qualified Bid by the Debtors, or the acceptance of no Qualified Bids by the Debtors at the Auction, shall not constitute or be deemed a rejection of any other Qualified Bids, except insofar as such Qualified Bids are revocable in accordance with these procedures.

(G)  Closing.   Unless otherwise ordered by the Court, closing on the Asset Group shall occur in accordance with the terms of the Successful Bid. In the event closing does not occur in accordance with the material terms of the Successful Bid, then within thirty (30) days after the Hearing Date, the Debtors may notify the party that asserted the highest or otherwise best offer for the Asset Group other than the Successful Bid that its Qualified Bid is accepted and that its bid has become the Successful Bid. Closing on the new Successful Bid shall occur within fourteen (14) days after its receipt of the Debtors' notification.

(H)  Breakup Fees.   The Debtors are authorized, after consultation with the Secured Creditors, to enter into an agreement to provide for a reasonable breakup fee to the Stalking Horse in the event a sale is consummated to a party that proposes a higher or otherwise better offer for the Asset Group in accordance with the Sale Agreement (the "Breakup Fee"). The Breakup Fee shall be deemed reasonable if: (a) the Debtors determine, in their business judgment and after consultation with the Secured Creditors, that a Breakup Fee is necessary to induce a third party to commit to the terms of a definitive agreement acceptable to the Debtors, and that the amount of the Breakup Fee is reasonable to achieve that purpose without chilling the bidding process; (b) the Secured Creditors consent to the Breakup Fee and authorizes such fee to be paid from assets encumbered by its liens; and (c) the Breakup Fee (plus any expense reimbursement) does not exceed 3% of the value of the cash consideration to be paid by the Stalking Horse under the Sale Agreement at closing. No Breakup Fee shall be payable except to the extent of the Debtors' receipt of actual proceeds for the sale of the Asset Group and to the extent that the net amount received in cash under the Successful Bid exceeds the consideration to be received by the Debtors under the Sale Agreement. The fact that a proposed Breakup Fee does or does not meet all of the requirements in this paragraph shall be without prejudice to the Debtors' right to seek separate approval of any Breakup Fee.

(I)  Assumption and Assignment of Executory Contracts and Unexpired Leases.

(1)  In connection with the Sale Motion, the Debtors shall be permitted to seek authority, after consultation with the Secured Creditors, to assume certain unexpired leases and executory contracts of the Debtors (collectively, the "Contracts") and assign the same to the Successful Bidder. In addition to assignment, the Debtors' interests in the Contracts shall also be deemed assets transferred to the Successful Bidder under section 363 of the Bankruptcy Code. Notice of the assumption, assignment, and transfer of the Contracts shall be subject to the procedures described below.

(2)  To the extent it provides for the assumption and assignment of any Contracts, the Sale Agreement shall provide that the assignee of the Contracts will promptly cure or provide adequate assurance of cure any and all defaults under the Contracts and promptly compensate the non-debtor parties of the Contracts (the "Contract Parties") for their actual pecuniary losses, if any, resulting from such defaults (collectively, the "Proposed Cure Amounts"), in each case as determined by the Court. The Assignee shall be responsible for presenting any evidence in Court or otherwise providing information regarding adequate assurance of its future performance. Except as otherwise provided in the Successful Bid, the assignee's payment of the Proposed Cure Amounts shall be in addition to the purchase price for the Asset Group and not deducted as a credit against the Purchase Price. A list of the Contracts shall be identified in a Notice of Cure Amounts with Respect to Executory Contract or Unexpired Lease To Be Assumed and Assigned (a "Cure Notice"), but the Debtors shall be permitted to amend said list after consultation with the Secured Creditors, at any time until the end of the Sale Hearing.

(3)  The Contract Parties of each of the Contracts shall have until 48 hours before the Sale Hearing (the "Cure Objection Deadline") to file a written objection to the Proposed Cure Amounts applicable to their respective Contracts (a "Cure Objection") and must state in the Cure Objections with specificity what cure amount is required (with appropriate documentation in support thereof).To the extent a Cure Objection is not filed and received by the Cure Objection Deadline with respect to any particular Contract(s), the Proposed Cure Amount(s) set forth in the Cure Notice relating to such Contract(s) shall be controlling, notwithstanding anything to the contrary in any Contracts or any other documents, and the Contract Parties thereto shall be forever barred from asserting any other claims against the Debtors, any assignee, or the property of either of them as to any alleged defaults, breaches, non-compliance, failures of condition, or any other defects in performance in connection with the Contracts through the date of the sending of the Cure Notice.

(4)  With respect to each Cure Objection properly filed and received by the Cure Objection Deadline, either (i) the Successful Bidder shall place funds into escrow in the amount of the Proposed Cure Amount until the Cure Objection is resolved and the Contracts shall be deemed immediately assumed and assigned at closing, (ii) the Debtors may withdraw the Sale Motion, after consultation with the Secured Creditors, to the extent it seeks authority to assume and assign the affected Contract, or treat the Sale Motion as a request to reject the Contract immediately, or (iii) after consultation with the Secured Creditors, the Debtors may defer the hearing on the Cure Objection to a date and time convenient to the Debtors and the Court, file a response as appropriate, and, treat the Contract as neither assumed nor rejected until the matter has been resolved by the Court.

(5)  At the Sale Hearing, the Debtors and the Successful Bidder shall be prepared to establish at its own expense that the Successful Bidder can provide adequate assurance of future performance under the Contracts in accordance with Section 365 of the Bankruptcy Code to the extent requested by any Contract Party in writing within 3 days before the Sale Hearing.

(J)  Notwithstanding anything herein to the contrary, after consultation with the Secured Creditors, the Debtors shall be permitted to effectuate a sale of any assets without employing the foregoing procedures, so long as such sale is approved by the Court in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of this Court.

(K)  All insider relationships between any Qualified Bidder (including but not limited to the Stalking Horse) and the Debtors, any of the Secured Creditors, any Committee or any Committee member shall be disclosed in the Qualified Bid and the Sale Agreement and/or Successful Bid presented to the Court. In the event a potential bidder is, or is owned, controlled, or employed by, the Debtors, the Committee, any Committee member, any of the Secured Creditors, or any insider thereof, said bidder (or its owner, controller or employer) shall have no input in the deliberative process in connection with the applicable Group or the qualification of any potential bidders with respect thereto.

Dated: November 14, 2002	/s/ Walter Shapero HONORABLE WALTER J. SHAPERO UNITED STATES BANKRUPTCY JUDGE